Exhibit 4.2

Registered Certificate No.: [            ]

Watchdata Technologies Ltd.

(Incorporated under the laws of the Cayman Islands)

SHARE CERTIFICATE

PRINCIPAL REGISTER: THE CAYMAN ISLANDS

THIS IS TO CERTIFY THAT THE UNDER-MENTIONED PERSON(S) IS/ARE THE REGISTERED HOLDER(S) OF THE ORDINARY SHARES, FULLY PAID AND NONASSESSABLE, WITH PAR VALUE OF US$0.001 PER SHARE, AS DETAILED BELOW, IN THE CAPITAL OF WATCHDATA TECHNOLOGIES LTD. (THE “COMPANY”), SUBJECT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY.

Name and
Address of Shareholder
NUMBER OF SHARES: [ ]

GIVEN UNDER THE SECURITIES SEAL OF THE COMPANY ON [            Date            ]

Director

No transfer of any of the Shares comprised in this Certificate will be recognised without the production of this Certificate.

[FOR RESTRICTED SECURITIES: THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OF THE UNITED STATES OF AMERICA OR UNDER THE SECURITIES LAWS OR REGULATIONS OF ANY OTHER JURISDICTION AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE SECURITIES LAWS AND REGULATIONS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS AND REGULATIONS.]